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                                                                   EXHIBIT 10.79
                         RIGHT OF FIRST OFFER AGREEMENT

         THIS RIGHT OF FIRST OFFER AGREEMENT (the "Agreement") is entered into as of this 30th day of January, 1998, by and between AHP OF TENNESSEE, INC., a Tennessee corporation (the "Lessor") and BALANCED CARE CORPORATION, a Delaware corporation ("BCC").

                                   WITNESSETH:

         WHEREAS, Lessor and Assisted Living Operators of Jackson, LLC, a Delaware limited liability company (the "Lessee") have concurrently herewith entered into a certain Lease and Security Agreement dated as of January 30, 1998 (as the same may be amended, modified, altered or supplemented, the "Lease") whereby Lessor will lease to Lessee a certain residential care facility to be constructed and located in Madison County, Tennessee (the "Property"). The legal description with respect to the Property upon which such facility is to be located is more fully described in Exhibit A attached hereto; and

         WHEREAS, Lessor and BCC Development & Management Co., a Delaware corporation ("BCC Development") have concurrently herewith entered into that certain Development Agreement dated as of January 30, 1998 (as the same may be amended, modified, altered or supplemented, the "Development Agreement"), whereby BCC Development, as Developer under the Development Agreement, will cause to be constructed on the Property an assisted living facility (the "Facility"); and

         WHEREAS, Lessee and Balanced Care at Jackson, Inc., a Delaware corporation (the "Manager"), have concurrently herewith entered into that certain Management Agreement dated as of January 30, 1998 (as the same may be amended, modified, altered or supplemented, the "Management Agreement"), whereby Lessee has appointed Manager as the sole and exclusive manager of the Facility, on the terms and conditions provided in the Management Agreement, the Lease, the other Lease Documents (as defined in Appendix 1 to the Management Agreement) and the other Transaction Documents (as defined in Appendix 1 to the Management Agreement); and

         WHEREAS, to protect the interests of BCC Development under the Development Agreement and the Manager under the Management Agreement, Lessor has agreed to grant to BCC on the terms and subject to the conditions contained herein a right of first offer with respect to the sale or other transfer of all or any portion of the Property and/or the Facility.

         NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, Lessor and BCC agree as follows:

         1. Offer Right. Commencing on the date hereof and terminating upon the expiration or sooner termination of the Lease in accordance with its terms, and subject to the terms hereof, Lessor hereby grants to BCC a right of first offer (the "Offer Right") with respect to the Transfer (as hereinafter defined) of all or any portion of each Property and/or Facility leased to Lessee or its Affiliates by Lessor or its Affiliates in accordance with that certain Facility Agreement dated January 30, 1998 entered into by and between BCC and American Health Properties, Inc., a


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Delaware corporation ("AHP") (the "Facility Agreement") on the terms and subject to the conditions contained herein.

                  1.1. In the event Lessor desires during the term of this Agreement to Transfer all or any portion of any or all of the Property and/or Facilities Lessor shall promptly deliver to BCC in writing a written notice (the "Selling Notice") identifying which Property and/or Facility Lessor would like to Transfer and stating the minimum terms which Lessor would accept in connection with that proposed Transfer, including the minimum purchase price acceptable to Lessor (and other economic terms that Lessor intends to request in connection with such Transfer) (collectively, the "Transfer Terms").

                  1.2. Within 15 days after receipt by BCC of the Selling Notice, BCC shall deliver to Lessor either (a) a written notice (the "Acceptance Notice") stating that BCC wishes to receive a Transfer of the Property and/or the Facility on the Transfer Terms stated in the Selling Notice, which Acceptance Notice shall constitute its exercise of the Offer Right and BCC's binding and irrevocable commitment to purchase the Property and/or Facility identified in the Selling Notice on the Transfer Terms stated therein or (b) a written notice (the "Rejection Notice") stating that BCC does not wish to accept such a Transfer of that Property or Facility. BCC's failure to deliver either the Rejection Notice or the Acceptance Notice within the foregoing 15 day period shall constitute BCC's election not to exercise the Offer Right.

                  1.3. If BCC exercises the Offer Right by delivery to Lessor of the Acceptance Notice within the 15 day time period provided in Paragraph 1.2, then such Transfer shall be consummated within 45 days thereafter (or such other time as the parties may mutually agree).

                  1.4. If BCC either delivers a Rejection Notice or fails to deliver the Acceptance Notice to Lessor within the time frame provided in Paragraph 1.2, Lessor shall be free to seek and accept offers for Transfer of the Property and/or the Facility at a price and on terms no less favorable to the transferee than as set forth in the Transfer Offer, and all rights of BCC hereunder (including the Offer Right) shall thereupon terminate, except as provided in the next sentence of this paragraph. If such Transfer is not consummated on terms and conditions at least as favorable to the transferee as those provided in the Transfer Offer, or Lessor does not otherwise complete the Transfer on terms equal to or more favorable to Lessor as those provided in the Transfer Offer within 12 months after the date of the Selling Notice, BCC shall again be entitled to exercise the Offer Right as herein provided, as to any proposed subsequent Transfer of all or any portion of the Property and/or the Facility during the term of this Agreement.

         2.       Transfer Defined. As used in this Agreement, "Transfer" means
(i) any sale, ground lease of a term longer than 10 years, or other conveyance of all or any portion of the Property and/or the Facility or (ii) the transfer of all or any portion of the issued and outstanding common stock of Lessor.

         3. Limitation of Offer Right. Notwithstanding any provision herein to the contrary, in no event shall BCC have the right to exercise the Offer Right, and Lessor shall be under no obligation to provide the Transfer Offer or Selling Notice to BCC, in the event that at the time Lessor wishes in good faith to effect a Transfer, there exists and is continuing a default or event


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of default under any Lease, Development Agreement or other Transaction Document delivered under the Facility Agreement.

         4. Construction. Time shall be of the essence regarding this Agreement. This Agreement shall be governed and construed in accordance with the laws of the State of Pennsylvania, exclusive of its conflicts of laws. This Agreement may not be amended, except by a writing executed by both parties. Notices to be given hereunder shall be provided in the manner provided in
Section 29.8 of the Lease. This Agreement may not be recorded in any public records.

         5. Leasehold Estate. Lessor and BCC acknowledge and agree that any Transfer of the Property and/or the Facility pursuant to this Agreement shall be subject to the leasehold estate of Lessee in the Lease; provided, however, in no event shall Lessee be deemed a third party beneficiary of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 1st day of February, 1998 to be effective as of the date first written above.

                                       AHP OF TENNESSEE, INC.,
                                       a Tennessee  corporation



                                       By: /s/ Steven A. Roseman
                                           ---------------------------------
                                           Steven A. Roseman, Vice President

                                       BALANCED CARE CORPORATION,
                                       a Delaware corporation



                                       By: /s/ Brian Barth
                                           ---------------------------
                                           Brian Barth, Vice President


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       Schedule to Exhibit 10.79 filed pursuant to Instruction 2 to Item
                            601(a) of Regulation S-K

                              Right of First Offer

                          Location                     Lessor                 Manager
                       Anderson, IN            AHP of Indiana, Inc.         Balanced Care at
                                                                            Anderson, Inc.
